UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2017

Sanchez Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-33147	11-3742489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Suite 3000
Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 783-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On October 12, 2017, Sanchez Midstream Partners LP (the “Partnership”) entered into that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Dallas Petroleum Group, LLC (“Buyer”) pursuant to which the Partnership has agreed to sell to Buyer, on the closing date, specified oil and gas wells, leases and other associated assets and interests located in Texas (the “Assets”) for cash consideration of $6,250,000, subject to adjustment for title and environmental defects. In addition, Buyer has agreed to assume all obligations relating to the assets, including all plugging and abandonment costs relating to the assets, that arose on or after October 1, 2017, the “Effective Time” under the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties by the Partnership and Buyer, and the Partnership and Buyer have agreed to customary indemnities relating to breaches of representations, warranties and covenants and the payment of assumed and excluded obligations. The transaction contemplated by the Purchase Agreement is anticipated to close during the fourth quarter of 2017, subject to the accuracy of the representations and warranties of the parties in the Purchase Agreement, compliance by the parties with the covenants contained therein, no litigation restraining a party’s ability to consummate the transaction, and the obtainment of any material consents and approvals.

The foregoing description of the Purchase Agreement is a summary and is qualified in its entirety by the full text of the Purchase Agreement, which will be filed by the Partnership in its next quarterly report on Form 10-Q.

Item 1.02	Termination of a Material Definitive Agreement.

On October 12, 2017, that certain Purchase and Sale Agreement entered into by a wholly-owned subsidiary of the Partnership and Sendero Petroleum, LLC, dated June 30, 2017, relating to the sale of the Assets, was terminated by the Partnership as a result of the closing not having occurred by the outside date specified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ MIDSTREAM PARTNERS LP

	By:	Sanchez Midstream Partners GP LLC,

its general partner

Date: October 16, 2017	By:	/s/ Charles C. Ward
Charles C. Ward
Chief Financial Officer

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